As filed with the Securities and Exchange Commission on February 26, 2019

Registration No. 333-225273

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HighPoint Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware		82-3620361
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

HighPoint Resources Corporation 1099 18th Street, Suite 2300 Denver, Colorado 80202 (303) 293-9100
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Kenneth A. Wonstolen Senior Vice President-General Counsel and Secretary HighPoint Resources Corporation 1099 18th Street, Suite 2300 Denver, Colorado 80202 (303) 293-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: John A. Elofson, Esq. Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 (303) 892-9400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☑
Non-accelerated filer ☐		Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Share/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)
Common Stock, par value $0.001 per share	(1)(2)
Stock Purchase Contracts	(1)
Stock Purchase Units	(1)
Preferred Stock, par value $0.001 per share	(1)(2)
Depositary Shares representing Preferred Stock	(1)
Rights	(1)
Securities Warrants	(1)
Total	$750,000,000	$90,900	(3)

(1)
Securities registered by this registration statement may be sold separately, together or as units with other securities registered hereunder. This registration statement registers an indeterminate aggregate initial offering price or number of shares of common stock or preferred stock, or of depositary shares, warrants, debt securities, purchase contracts, rights and units of the registrant as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions, with a maximum aggregate offering price not to exceed $750,000,000 million. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	Includes rights to acquire common stock or preferred stock of HighPoint Resources Corporation under any stockholder rights plan then in effect, if applicable under the terms of any such plan.

(3)	Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price.

EXPLANATORY NOTE

Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to the Registration Statement on Form S-3 (Registration No. 333-225273) of HighPoint Resources Corporation ("HighPoint") was filed because HighPoint expected that it would no longer be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) upon the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Post-Effective Amendment No. 1 added disclosure to the Registration Statement required for a registrant other than a well-known seasoned issuer and made certain other amendments set forth therein. This Post-Effective Amendment No. 2 is being filed using EDGAR submission type POS AM in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic registration statement.

PROSPECTUS

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 26, 2019.

HighPoint Resources Corporation

$750,000,000

Common Stock Stock Purchase Units Debt Securities	Preferred Stock Stock Purchase Contracts Rights	Depositary Shares Securities Warrants

We may offer and sell from time to time, with a maximum aggregate offering price of $750,000,000:

•	debt securities, which may be senior or subordinated;

•	shares of common stock;

•	stock purchase contracts;

•	stock purchase units;

•	shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts;

•	rights to purchase common stock or preferred stock; and

•	securities warrants to purchase debt securities, common stock, preferred stock or depositary shares.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities, we will provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The debt securities, preferred stock and purchase contracts may be convertible into or exercisable for common or preferred stock or other securities.

Our common stock is listed on the New York Stock Exchange under the symbol "HPR."

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in our securities involves certain risks. You should carefully consider the risks described under "Risk Factors" on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer pursuant to this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

In addition, we have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this registration statement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the "Company," "we," "us" or "our" are to HighPoint Resources Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. We make available free of charge through our website, http://www.hpres.com, electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and any amendments to those reports. Access to those electronic filings is available as soon as reasonably practical after we file them with, or furnish them to, the SEC. We make our website content available for information purposes only. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any information so updated or superseded will not be deemed, except as so updated or superseded, to be a part of this prospectus. We incorporate by reference (excluding information deemed to have been furnished, and not filed, in accordance with SEC rules) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), before the termination of each offering under this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on February 26, 2019;

•	Our Current Reports on Form 8-K filed on May 11, 2018, February 11, 2019, and February 26, 2019; and

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The description of the Company's common stock, par value $0.001 per share, which is contained in the Registration Statement on Form S-4, as amended (Registration No. 333-222275), under the heading "Description of Holdco Capital Stock," including any amendments or reports filed for purposes of updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing us at the following address or telephoning us at the following number:

HighPoint Resources Corporation
Attention: Corporate Secretary
1099 18th Street, Suite 2300
Denver, Colorado 80202
303-293-9100

ABOUT OUR COMPANY

HighPoint Resources Corporation develops, acquires and explores for oil and natural gas resources. All of the Company's assets and operations are located in the Rocky Mountain region of the United States. For additional information about our business, operations and financial results, please read the documents listed above under the heading "Where You Can Find More Information."

On March 19, 2018, pursuant to the Agreement and Plan of Merger, dated as of December 4, 2017 (the "Merger Agreement"), by and among the Company, Bill Barrett Corporation ("BBG"), Rio Merger Sub, LLC (a direct wholly owned subsidiary of the Company), Rider Merger Sub, Inc. (a direct wholly owned subsidiary of the Company), Fifth Creek Energy Operating Company, LLC ("Fifth Creek") and, for limited purposes set forth in the Merger Agreement, Fifth Creek Energy Company, LLC ("FCEC") and NGP Natural Resources XI, L.P. ("NGP"), BBG and Fifth Creek completed a strategic combination of their respective businesses. Pursuant to the Merger Agreement, (i) Rider Merger Sub, Inc. merged with and into BBG, with BBG as the surviving entity and (ii) Rio Merger Sub, LLC merged with and into Fifth Creek, with Fifth Creek as the surviving entity (collectively, the "Mergers"), as a result of which BBG and Fifth Creek each became direct wholly owned subsidiaries of the Company. On March 19, 2018, in accordance with the Merger Agreement and the Stockholders Agreement, dated as of March 19, 2018 (the "Stockholders Agreement"), by and among the Company, FCEC and, for limited purposes set forth in the Stockholders Agreement, NGP, FCEC received 100,000,000 shares of the Company's common stock upon the closing of the Mergers. The Company is the successor to BBG for SEC reporting purposes.

We are a Delaware corporation. Our principal executive offices are located at 1099 18th Street, Suite 2300, Denver, Colorado 80202, and our telephone number at that address is 303-293-9100.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. The risks described are not the only risks facing our Company. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect our Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and information incorporated into this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following risks and uncertainties:

•	risks and uncertainties relating to the Mergers;

•	potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Mergers;

•
the possibility that the anticipated benefits of the Mergers are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of BBG and Fifth Creek;

•	oil, natural gas liquids and natural gas price volatility, including regional price differentials;

•	changes in operational and capital plans;

•	costs, availability and timing of build-out of third-party facilities for gathering, processing, refining and transportation;

•
delays or other impediments to drilling and completing wells arising from political or judicial developments at the local, state or federal level, including voter initiatives related to hydraulic fracturing;

•	development drilling and testing results;

•	the potential for production decline rates to be greater than expected;

•	availability of midstream and downstream markets to sell our products;

•	regulatory delays, including seasonal or other wildlife restrictions;

•	exploration risks such as drilling unsuccessful wells;

•	higher than expected costs and expenses, including the availability and cost of services and material and our potential inability to achieve expected cost savings;

•	unexpected future capital expenditures;

•	economic and competitive conditions;

•	debt and equity market conditions, including the availability and costs of financing to fund our operations;

•	the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested;

•	changes in estimates of proved reserves;

•	compliance with environmental and other regulations;

•	declines in the values of our oil and natural gas properties resulting in impairments;

•	derivative and hedging activities;

•	risks associated with operating in one major geographic area;

•	title to properties, including those acquired in the Mergers;

•	environmental liabilities;

•
liabilities resulting from litigation concerning alleged damages related to environmental issues, pollution, contamination, personal injury, royalties, marketing, title to properties, validity of leases or other matters that may not be covered by an effective indemnity or insurance;

•	changes in tax laws and statutory tax rates; and

•
other uncertainties, as well as those factors discussed in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2018, particularly in "Item 1A Risk Factors" and future quarterly and annual reports.

All statements other than statements of historical fact included in or incorporated into this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "expect", "seek", "believe", "upside", "will", "may", "expect", "anticipate", "plan", "will be dependent on", "project", "potential", "intend", "could", "should", "estimate", "predict", "pursue", "target", "objective", or the negative of such terms or other comparable terminology.

The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements included or incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that anticipated events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to many factors including those listed above and in "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018 and future quarterly and annual reports. Readers should not place undue reliance on these forward-looking statements, which reflect management's views only as of the date these statements are made. Other than as required under applicable securities laws, we do not undertake any obligation to publicly update or revise any forward-looking statements as a result of changes in internal estimates or expectations, new information, subsequent events or circumstances or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

Except as may be stated in any prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior debt," as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities. The debt securities may be convertible into or exercisable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

This section and the applicable prospectus supplement summarize certain general terms and provisions of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and the applicable prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the applicable indenture, as supplemented from time to time, your debt security, and to the Trust Indenture Act of 1939, as amended. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part; however, the indentures may be amended in the future. See "Where You Can Find More Information" above for information on how to obtain copies of them.

Indentures

The senior debt securities and subordinated debt securities are each governed by a document called an indenture. Each indenture is a contract between us and the indenture trustee. We may issue senior debt securities offered by this prospectus under our existing indentures, if the applicable existing indenture is still in existence on the date of issue of senior debt.

The trustee under each indenture has two main roles:

•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "-Default, Remedies and Waiver of Default" and as set forth in each specific indenture.

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a "debt security" or a "series of debt securities," we mean, respectively, a debt security or a series of debt securities issued under a particular indenture. When we refer to "your debt security," we mean a debt security you purchase. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of your debt security. The terms used in the applicable prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

Unless otherwise specified in a prospectus supplement, the indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in the applicable prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•
if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•
if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•
if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•
if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•
the depositary for your debt security, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•
if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount may be described in an applicable prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York except to the extent that the Trust Indenture Act of 1939 is applicable.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, a series of debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any series of debt securities and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series of debt securities to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series of debt securities to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, unless otherwise specified in the supplemental indenture establishing a series of debt securities, we may not take any of these actions unless all the following conditions, among other things, are met:

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If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, partnership, limited liability company or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series of debt securities. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

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Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series of debt securities or any event that would be an event of default with respect to that series of debt securities if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "-Default, Remedies and Waiver of Default."

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines "senior debt" as:

•
our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•
any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, "senior debt" will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.
The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•
(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series ("legal defeasance"); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us ("covenant defeasance").

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the applicable indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that either:

•	we deliver all outstanding debt securities of that series to the trustee for cancellation; or

•
all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Events of Default

Unless the securities resolution or supplemental indenture establishing the series of debt securities otherwise provides (in which event the prospectus supplement will so state), an "event of default" with respect to a series of debt securities will occur if:

•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•
we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•
we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "-Subordination Provisions."

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•
the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•
the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on such debt security on or after the applicable due dates for the payment of such principal and interest.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

We are required to annually furnish the trustee a brief certificate as to our compliance with all conditions and covenants under the indentures.

Modifications and Waivers

In general, modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected thereby. However, no modification or amendment of the indenture may, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of, or any installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

•
reduce the percentage in principal amount of debt securities of any series required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with specified covenants of the indenture. The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:

•	a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

•	a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Without the consent of any holder of debt security, the indentures or the debt securities may be amended to provide for assumption of our obligations to holders of debt securities in the event of a merger or consolidation requiring such assumption; to cure any ambiguity, omission, defect or inconsistency; to conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities; to create a series and establish its terms; to provide for assumption of our obligations to holders of debt securities in the event of a merger or consolidation requiring such assumption; to make any change that does not adversely affect the rights of any holders of debt security; to add to our covenants; or to make any other change to the indentures so long as no debt securities are outstanding.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Our Relationship with the Trustee

The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us a default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is not intended to give full effect to provisions of statutory or common law. The summary is subject to and is qualified in its entirety by reference to all the provisions of our amended and restated certificate of incorporation (the "certificate of incorporation") and amended and restated bylaws (the "bylaws") and by the provisions of applicable law. Each of the certificate of incorporation and the bylaws are incorporated herein by reference.

General

Under our certificate of incorporation, we have the authority to issue 400,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share. As of February 5, 2019, there were 212,532,655 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

Each share of our common stock is entitled to one vote for each share on all matters requiring a vote of stockholders; provided, however, that except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to our certificate of incorporation (including any Certificate of Designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote on such matter pursuant to our certificate of incorporation or otherwise. Stockholders do not have cumulative voting rights in elections of directors or for any other purpose. All elections of directors are determined by a plurality of the votes cast, except as otherwise required by law.

Dividend Rights

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of our common stock is entitled to receive any dividends, in cash, securities or property, as may be declared from time to time by our board out of funds legally available therefor.

Liquidation and Other Rights

In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Exchange Listing

Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "HPR."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Miscellaneous

The holders of our common stock do not have preemptive rights, redemption rights or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. FCEC has certain contractual preemptive rights as set forth in the Stockholders Agreement. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

The preferred stock may have such relative rights, preferences and designations as may be determined by our board of directors in its sole discretion upon the issuance of any shares of preferred stock. The shares of preferred stock may be issued from time to time by our board of directors in its sole discretion (without further approval or authorization by our stockholders), in one or more series, each of which series may have any particular distinctive designations as well as relative rights and preferences as determined by our board of directors. The relative rights and preferences that may be determined by our board of directors in its discretion from time to time include but are not limited to the following:

•	the annual dividend rate for such series, if any, and the date or dates from which dividends will commence to accrue;

•	the redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

•	the provisions for a sinking, purchase or similar fund, if any, for the redemption or purchase of shares of such series;

•	the preferential amount or amounts payable upon shares of such series in the event of our voluntary or involuntary liquidation;

•	the voting rights, if any, of such series;

•	the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of our securities into which such shares may be converted;

•	the relative seniority, parity or junior rank of such series with respect to other series of preferred stock then or thereafter to be issued; and

•	any other specific terms, preferences, rights, privileges, limitations or restrictions of such series.

The existence of authorized but unissued shares of preferred stock could have anti-takeover effects because we could issue preferred stock with special dividend or voting rights that could discourage potential bidders.

We may issue shares of preferred stock that have dividend, voting and other rights superior to those of the common stock, or that convert into shares of common stock, without the approval of the holders of common stock.

Anti-Takeover Effect of the Company's Governing Documents and the Delaware General Corporation Law

Our certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and to the rights of our stockholders. Certain of these provisions may have a potential "anti-takeover" effect by delaying, deferring or preventing a change of control of the Company. In addition, certain provisions of the Delaware General Corporation Law (the "DGCL") may have a similar effect.

Structure of Board

Our board is elected annually. Our bylaws provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances and subject to the Stockholders Agreement, if then in effect, each director of the Company will hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director's successor is duly elected and qualified. Our certificate of incorporation and bylaws provide that the number of our directors may be established only by the board; however, as long as the Stockholders Agreement is in effect, until the date that FCEC and its affiliates beneficially own less than 10% of our outstanding common stock (the "Board Designation Expiration Date"), our board will consist of no more than twelve directors and, without the approval of a majority of the total number of independent directors not designated to our board by FCEC ("Company Non-Affiliate Approval"), no fewer than twelve directors. Until the Board Designation Expiration Date, the number of directors on our board will be at least one more than two times the number of directors designated by FCEC.

Furthermore, our certificate of incorporation and bylaws provide that, subject to the rights of holders of any class or series of preferred stock to elect directors, any vacancies on our board caused by the death, removal or resignation of any director or any other cause, and any newly created directorships resulting from an increase in the authorized number of directors will be filled only by a majority vote of the directors then in office, though less than a quorum. However, for as long as the Stockholders Agreement is in effect, until the Board Designation Expiration Date, if the number of directors designated by FCEC on our board is less than FCEC would be entitled to designate under the Stockholders Agreement due to the death, removal or resignation of any FCEC designee or any other cause, our board will cause such vacancy to be filled with a director designated by FCEC. Also until the Board Designation Expiration Date, under the Stockholders Agreement, if there is a vacancy on our board as a result of the death, removal or resignation of any directors who were not designated to our board by FCEC (a "Non-

Investor Director"), the resulting vacancy will be filled by the Non-Investor Directors acting by Company Non-Affiliate Approval.

Our board consists of twelve directors. Six of the twelve directors were directors of BBG serving prior to the consummation of the Mergers, and five of the twelve directors are persons designated by FCEC, three of whom are affiliated with Fifth Creek and two of whom are independent. The Company added an additional independent director in December of 2018.

Removal of Directors

In accordance with the DGCL and our certificate of incorporation, subject to the rights of the holders of any class or series of preferred stock, the entire board or any individual director may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of all of the shares of capital stock then entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent

Our certificate of incorporation precludes stockholders from initiating or effecting any action by written consent and thereby taking actions opposed by our board.

Advance Notice of Proposals and Nominations

Our bylaws require our stockholders to provide advance notice if they wish to submit a proposal or nominate candidates for directors at our annual meeting of stockholders. These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at our annual meeting must be in writing and received by our secretary at its principal executive offices at least 60, but not more than 90, days prior to the anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of stockholders. If, however, no meeting was held in the prior year or the date of the annual meeting has been changed by more than 30 days from the anniversary of the prior year's annual meeting of stockholders, notice by the stockholder must be received by the close of business on the later of the 90th day before the date of the annual meeting or the tenth day following the day on which the date of the annual meeting is first publicly announced.

Limits on Special Meetings

Our certificate of incorporation provides that a special meeting of stockholders may only be called by our board of directors. Our stockholders will not have a right to call a special meeting under our certificate of incorporation, our bylaws or the DGCL.

Amendment of Organizational Documents

The DGCL provides that an amendment to a corporation's certificate of incorporation requires that (i) the board of directors adopt a resolution setting forth the proposed amendment and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders (provided a meeting or vote is required pursuant to Section 242 of the DGCL) and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).

We reserve the right to amend or repeal any provision contained in our certificate of incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation. However, for as long as the Stockholders Agreement is in effect, we may not amend the certificate of incorporation in any manner that would be inconsistent with the Stockholders Agreement or that would prevent any party to the Stockholders Agreement from complying with its obligations thereunder, unless such amendment is approved by a majority of our board as well as a majority of directors designated by FCEC and a majority of the Non-Investor Directors.

Except for the provision pertaining to the Stockholders Agreement, our board will be authorized to adopt, amend or repeal our bylaws by a majority vote and our stockholders also will have the power to adopt, amend or repeal our bylaws by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company then entitled to vote generally in the election of directors, voting as a single class. Any amendment of the provisions in our bylaws pertaining to the applicability of the Stockholders Agreement by our board will require the affirmative vote of a majority of the whole board, regardless of any then-existing vacancies, including the affirmative vote of a majority of directors designated by FCEC, and any amendment of such provision by our stockholders will require the affirmative vote of the holders of at least 80% of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Preferred Stock

Under the DGCL and our certificate of incorporation, we may issue authorized and unissued shares of common stock and preferred stock without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized and unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Takeover Statutes

Section 203 of the DGCL generally prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an "interested stockholder" (generally, a holder of 15% or more of the outstanding voting stock of the corporation), within three years after the person becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the time the person became an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation's voting stock or (iii) after the person becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. We do not expect to opt out of the protections of Section 203 of the DGCL. As a result, the statute will apply to us.

Exclusive Forum

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for or based on breach of a fiduciary duty owed by any current or former director or officer or other employee of the Company to the Company or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director or officer or other employee of the Company arising pursuant to any provision of the DGCL, or our certificate of incorporation or our bylaws (each as may be amended from time to time), (iv) any action asserting a claim relating to or involving the Company that is governed by the internal affairs doctrine or (v) any action asserting an "internal corporate claim" as that term is defined in Section 115 of the DGCL.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as exhibits to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in a prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

The following is a summary of certain general terms and provisions of the warrants, but it is not complete and is subject to, and is qualified in its entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K.

A prospectus supplement relating to a particular issue of securities warrants will contain the terms of and information relating to that issue of securities warrants, including, where applicable:

•
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•
the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•
the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of securities warrants to purchase preferred stock or depositary shares and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

•	the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such securities warrants;

•	the amount of securities warrants outstanding as of the most recent practicable date; and

•	any other terms of such securities warrants.

Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with a prospectus supplement relating to the particular issue of securities warranties.

Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, a prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in a prospectus supplement relating to such securities warrants.

Prior to the exercise of any securities warrants to purchase debt securities, common stock, preferred stock or depositary shares, holders of such securities warrants will not have any of the rights of holders of debt securities, common stock, preferred stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in any applicable indenture, or to receive payments of dividends, if any, on the common stock, preferred stock or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock or other securities offered hereby at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities that are registered hereunder, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis. The purchase contracts may be convertible into or exercisable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

An accompanying prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents, directly to one or more purchasers or through any other method permitted by law. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	in any other manner permitted by law.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of the underwriter will be provided in the prospectus supplement. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of common stock will be listed on the NYSE or another national stock exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Graham & Stubbs LLP, Denver, Colorado. Additional legal matters may be passed on for us, or for any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Certain information incorporated by reference in this prospectus regarding our estimates of the oil and gas reserves associated with our oil and gas properties have been audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. The description of the audit of such estimates is included and incorporated by reference in this prospectus upon the authority of said firm as an expert in these matters.

The financial statements of Fifth Creek Energy Operating Company, LLC as of December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017 have been incorporated by reference into this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

HIGHPOINT RESOURCES CORPORATION

$750,000,000
Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Units
Stock Purchase Contracts
Securities Warrants
Debt Securities
Rights

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses in connection with the registration and distribution of the securities being registered hereunder, which will be paid by HighPoint Resources Corporation (the "Company"). Except for the SEC registration fee, all amounts are estimates.

SEC registration fee		$90,900
Accounting fees and expenses		**
Legal fees and expenses		**
Blue Sky fees and expenses (including legal fees)		**
Printing expenses		**
Trustee, Transfer Agent and Registrar fees and expenses		**
Engineering fees		**
Rating agency fees		**
Miscellaneous expenses		**
Total	$

**
Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Company is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Under Section 145 of the DGCL, each director and officer of the Company may be indemnified by the Company against all expenses and liabilities (including attorney's fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings (other than a proceeding by or in the right of the Company) in which he or she is involved by reason of the fact that he or she is or was a director or officer of the Company if such director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified for expenses in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Company unless a court determines otherwise.

The Company's governing documents contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time. As permitted by Section 102(b)(7) of the DGCL, the Company's certificate of incorporation provides that a Company director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and certain of our officers. Under the indemnification agreements, we are generally required to indemnify the directors and officers to the full extent permitted by applicable law.

Item 16. Exhibits

Exhibit Number	Description of Exhibits

1.1**	Form of Underwriting Agreement.

1.2**	Form of Agency Agreement.

1.3**	Form of Distribution Agreement.

2.1
Agreement and Plan of Merger, dated as of December 4, 2017, by and among the Company, Bill Barrett Corporation, Fifth Creek Energy Operating Company, Rio Merger Sub, LLC, Rider Merger Sub, Inc., and, for limited purposes, Fifth Creek Energy Company, LLC and NGP Natural Resources XI, L.P. [Incorporated by reference to Exhibit 2.1 to BBG's Current Report on Form 8-K filed with the Commission on December 5, 2017.]

2.2
Purchase and Sale Agreement dated November 20, 2017 between Bill Barrett Corporation and Circle B Land Company as sellers and Finley Resources and Big West Exploration and Production as buyers. [Incorporated by reference to Exhibit 2.1 to BBG's Annual Report on Form 10-K filed with the Commission on February 27, 2018.]

3.1	Amended and Restated Certificate of Incorporation of the Company. [Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on March 19, 2018.]

3.2	Amended and Restated Bylaws of the Company. [Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on March 19, 2018.]

4.1	Specimen Certificate of Common Stock. [Incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the Commission on May 8, 2018.]

4.2
Indenture, dated July 8, 2009, among BBG, the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee. [Incorporated by reference to Exhibit 4.1 to BBG's Current Report on Form 8-K dated July 8, 2009.]

4.2.1
Fourth Supplemental Indenture for 7.0% Senior Notes due 2022, dated March 12, 2012, among BBG, Circle B Land Company LLC, Bill Barrett CBM Corporation, GB Acquisition Corporation, Elk Production Uintah, LLC, Aurora Gathering, LLC, and Deutsche Bank Trust Company Americas, as Trustee [Incorporated by reference to Exhibit 4.2 of BBG's Current Report on Form 8-K filed with the Commission on March 12, 2012.]

4.2.2
Supplemental Indenture, dated as of December 13, 2017, to the Fourth Supplemental Indenture, dated as of March 12, 2012, by and among BBG, the Guarantors named therein, and Deutsche Bank Trust Company Americas, as Trustee, relating to the 7.0% Senior Notes due 2022. [Incorporated by reference to Exhibit 4.1 to BBG's Current Report on Form 8-K filed with the Commission on December 15, 2017.]

4.2.3
Second Supplemental Indenture to Fourth Supplemental Indenture, dated as of March 19, 2018, among BBG, the Company, and Deutsche Bank Trust Company Americas, as Trustee, relating to the 7.0% Senior Notes due 2022. [Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Commission on March 19, 2018.]

4.3
Indenture for 8.75% Senior Notes due 2025, dated April 28, 2017, among BBG, Circle B Land Company LLC, Aurora Gathering LLC, and Deutsche Bank Trust Company Americas, as Trustee. [Incorporated by reference to Exhibit 4.1 of BBG's Current Report on Form 8-K filed with the Commission on April 28, 2017.]

Exhibit Number	Description of Exhibits
4.3.1
First Supplemental Indenture, dated as of December 13, 2017, to the Indenture, dated as of April 28, 2017, by and among BBG, the Guarantors named therein, and Deutsche Bank Trust Company Americas, as Trustee, relating to the 8.75% Senior Notes due 2025. [Incorporated by reference to Exhibit 4.2 to BBG's Current Report on Form 8-K filed with the Commission on December 15, 2017.]

4.3.2
Second Supplemental Indenture, dated as of March 19, 2018, among BBG, the Company, and Deutsche Bank Trust Company Americas, as Trustee, relating to the 8.75% Senior Notes due 2025. [Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the Commission on March 19, 2018.]

4.4***	Form of Indenture with respect to Senior Debt Securities.

4.5***	Form of Indenture with respect to Subordinated Debt Securities.

4.6**	Form of Designating Amendment for Preferred Stock.

4.7**	Form of Preferred Stock Certificate.

4.8**	Form of Deposit Agreement.

4.9**	Form of Depositary Receipt Certificate.

4.10**	Form of Warrant Agreement between the Company and the Warrant Agent.

4.11**	Form of Warrant Certificate.

4.12**	Form of Rights Agreement, including form of Rights Certificate.

4.13**	Form of Stock Purchase Contract.

4.14**	Form of Unit Agreement.

5.1****	Opinion of Davis Graham & Stubbs LLP.

23.1*	Consent of Deloitte & Touche LLP, relating to HighPoint Resources Corporation's financial statements.

23.2*	Consent of KPMG LLP, relating to Fifth Creek's financial statements.

23.3*	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.

23.4****	Consent of Davis Graham & Stubbs LLP (contained in Exhibit 5.1).

24.1****	Powers of Attorney (included on the signature pages to this registration statement).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to Senior Debt Securities.

Exhibit Number	Description of Exhibits
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to Subordinated Debt Securities.

*	Filed herewith.
**	To be filed by amendment or an exhibit to a Current Report on Form 8-K.
***	Previously filed with the initial Form S-3 Registration Statement (333-225273) by the Registrant with the Commission on May 30, 2018.
****	Previously filed with the Amendment No. 1 to this Form S-3 Registration Statement (333-225273) by the Registrant with the Commission on February 26, 2019.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)
To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 26, 2019.

HIGHPOINT RESOURCES CORPORATION

By:	/s/ R. Scot Woodall
Name: R. Scot Woodall
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Scot Woodall	Chief Executive Officer, President and Director (Principal Executive Officer)	February 26, 2019
R. Scot Woodall

/s/ William M. Crawford	Chief Financial Officer (Principal Financial Officer)	February 26, 2019
William M. Crawford

/s/ David R. Macosko	Senior Vice President— Accounting (Principal Accounting Officer)	February 26, 2019
David R. Macosko

*	Director	February 26, 2019
Jim W. Mogg

*	Director	February 26, 2019
Mark S. Berg

*	Director	February 26, 2019
Scott A. Gieselman

*	Director	February 26, 2019
Craig S. Glick

*	Director	February 26, 2019
Andrew C. Kidd

*	Director	February 26, 2019
Lori A. Lancaster

*	Director	February 26, 2019
William F. Owens

*	Director	February 26, 2019
Edmund P. Segner, III

*	Director	February 26, 2019
Michael R. Starzer

*	Director	February 26, 2019
Randy I. Stein

*	Director	February 26, 2019
Michael E. Wiley

*By: /s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen, Attorney-in-fact